SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 13, 2003


                        CHANGE TECHNOLOGY PARTNERS, INC.
                        --------------------------------
               (Exact name of registrant as specified in charter)


     DELAWARE                       0-13347                   06-152875
  -------------------------------------------------------------------------
  (State or other                 (Commission               (IRS Employer
  jurisdiction of                 File Number)              Identification
                                                                 No.)
                                 incorporation)


                537 STEAMBOAT ROAD, GREENWICH, CONNECTICUT 06830
                ------------------------------------------------
               (Address of principal executive offices) (Zip Code)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (203) 661-6942

                                       N/A
                                       ---
          (Former name or former address, if changed since last report)

ITEM 5.    OTHER EVENTS

Change Technology Partners, Inc., a Delaware corporation ("CTP"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of August 13, 2003, with Neurologix, Inc., a Delaware corporation ("Neurologix"), and CTP/N Merger Corp., a Delaware corporation and a wholly-owned subsidiary of CTP ("Subcorp").

Under the terms of the Merger Agreement, Subcorp will merge with and into Neurologix, and Neurologix will continue as the surviving corporation (the "Merger"). Each share of Neurologix common stock and Series B preferred stock issued and outstanding as of the closing date will be exchanged for the right to receive a certain number of shares of CTP common stock. The exact number of CTP common stock to be issued will depend on CTP's cash, cash equivalents, liabilities and contractual commitments at the closing. It is currently expected that CTP's shareholders would retain up to approximately one-third of the outstanding voting capital stock of CTP on a fully diluted basis. The proposed transaction is intended to qualify as a tax-free reorganization.

In connection with the Merger, CTP, Subcorp, Neurologix, and certain securityholders of Neurologix entered into a Voting Agreement dated as of August 13, 2003 (the "Voting Agreement"). Pursuant to the Voting Agreement, all holders of Neurologix convertible preferred stock, certain holders of Neurologix Series B preferred stock and the holders of a promissory note issued by Neurologix agreed to convert such preferred stock and promissory note into Neurologix common stock prior to the Merger. In addition, the securityholders agreed to vote all of their Neurologix capital stock in favor of the Merger Agreement and the transactions contemplated thereby.

Concurrent with the execution of the Merger Agreement, CTP loaned Neurologix $750,000 and Neurologix issued a promissory note in the aggregate principal amount of $750,000 due April 30, 2004 in favor of CTP (the "Neurologix Loan"). The Neurologix Loan accrues interest at a rate of 4% per annum, is secured by all of the assets of Neurologix and is senior to all existing indebtedness of Neurologix.

BNY Capital Markets, Inc., CTP's financial advisor, rendered its opinion that the transaction is fair from a financial point of view to CTP's shareholders on August 11, 2003. The CTP board of directors approved the merger agreement and the transactions contemplated thereby on August 11, 2003.

All investors are encouraged to read, carefully and in their entirety, the copies of the agreements in connection with the Merger as well as the press release attached hereto as exhibits.

A copy of the Merger Agreement is being filed as Exhibit 2.1 to this report.

A copy of the Neurologix Voting Agreement is being filed as Exhibit 2.2 to this report.

A copy of the promissory note evidencing the Neurologix Loan is being filed as
Exhibit 10.1 to this report.

A copy of the press release is being filed as Exhibit 99.1 to this report.


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

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c)   Exhibits

                 EXHIBIT NUMBER             DESCRIPTION
                 --------------             -----------


                 ---------------------------------------------------------------
                 2.1        Agreement and Plan of Merger, dated August 13, 2003.
                 ---------------------------------------------------------------
                 2.2        Voting Agreement, dated August 13, 2003.
                 ---------------------------------------------------------------
                 10.1       Promissory Note, dated August 13 2003.
                 ---------------------------------------------------------------
                 99.1       Press Release, dated August 13, 2003
                 ---------------------------------------------------------------



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

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2003

                               CHANGE TECHNOLOGY PARTNERS, INC.

                               By:   /s/ Michael Gleason
                                     -------------------------------------------
                                     Michael Gleason
                                     Chairman and Chief Executive Officer


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


                                  EXHIBIT INDEX

                 EXHIBIT NUMBER             DESCRIPTION
                 --------------             -----------


                 ---------------------------------------------------------------
                 2.1        Agreement and Plan of Merger, dated August 13, 2003.
                 ---------------------------------------------------------------
                 2.2        Voting Agreement, dated August 13, 2003.
                 ---------------------------------------------------------------
                 10.1       Promissory Note, dated August 13,2003.
                 ---------------------------------------------------------------
                 99.1       Press Release, dated August 13, 2003
                 ---------------------------------------------------------------

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